Exhibit 10.15

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

EXECUTION VERSION

INTELLECTUAL PROPERTY ASSIGNMENT AGREEMENT

This Intellectual Property Assignment Agreement (this “Agreement”), dated as of October 31, 2019 (the “Closing Date”), is by and between Oncimmune Limited, a private limited company incorporated under the laws of England and Wales (“Assignor”), and Biodesix, Inc., a Delaware corporation (“Assignee”). Each of Assignor and Assignee are sometimes referred to herein as a “Party” or collectively as the “Parties.” Capitalized terms used and not defined herein will have the same meaning as ascribed to such terms in the APA (as defined herein).

RECITALS:

1. Assignor’s Subsidiary Oncimmune (USA) LLC (“Oncimmune USA”) is engaged in the Business.

2. Pursuant to that certain Asset Purchase Agreement by and between Assignor and Assignee, dated as of June 27, 2019 (the “APA”), Assignee will acquire and assume from Assignor all of the Acquired Assets and Assumed Liabilities, all on the terms and subject to the conditions set forth in the Asset Purchase Agreement.

3. Concurrently with the execution of the APA, Assignor and Assignee entered into that certain Purchase and Commercialization Agreement, dated as of June 27, 2019 (the “PCA”), which provides for, among other things, certain commercial arrangements between the Parties, and agreements with respect to development.

4. Assignor holds certain intellectual property rights in the Assigned Intellectual Property (as defined herein), which is included in the Acquired Assets, and Assignor desires to assign its right, title, and interest in and to such intellectual property rights to Assignee on the terms and subject to the conditions of this Agreement.

5. Assignee desires to obtain such intellectual property rights from Assignor and grant back to Assignor certain intellectual property rights in the Assigned Intellectual Property on the terms and conditions of this agreement.

6. After giving effect to the transactions provided for in the APA, Assignor will be engaged in: (a) worldwide ownership and operation of the Test with respect to the lung (except for the United States); and (b) worldwide development of the autoantibody assay platform, currently known as “EarlyCDT,” incorporated into the Test for other, non-lung applications, including all other solid tumor types (collectively, the “Continued Operations”), and Assignor desires to obtain such grant-back of intellectual property rights from Assignee so that Assignor may continue to engage in the Continued Operations.

NOW, THEREFORE, for good and valuable consideration (including the promises and covenants set forth herein), the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

1.	Assignment Grant. Assignor hereby sells, assigns, transfers and delivers to Assignee all of Assignor’s right, title, and interest in, to, and under the following:

a.	the trademark applications listed on the attached Appendix 1 (the “EarlyCDT-Lung Trademarks”);

b.	the issued patent listed on the attached Appendix 2 (the “Tumour Markers Patent”); and

c.	the patent application listed on the attached Appendix 3 (the “Lung Patent Application”);

together with the goodwill of the Business associated therewith, any Assigned Intellectual Property that may be registered upon or issue from any of the foregoing, for Assignee’s own use and enjoyment, and for the use and enjoyment of its successors, assigns or other legal representatives, as fully and entirely as the same would have been held and enjoyed by Assignor if this assignment had not been made. The EarlyCDT-Lung Trademarks, Tumour Markers Patent, and Lung Patent Application are collectively referred to herein as the “Assigned Intellectual Property.” For the sake of clarity, the assignment granted herein is limited to only those assets explicitly listed on Appendix 1, Appendix 2, and Appendix 3 and does not include, and specifically excludes, any counterparts, continuations, continuations-in-part, divisionals, reissues, reexaminations, renewals, parent applications or patents, and the like, both foreign and domestic that are pending as of the Closing Date. Concurrently herewith, the Parties hereby agree to execute the Confirmatory Intellectual Property Assignment attached as Appendix 4 for the purposes of recording with the United States Patent and Trademark Office and providing to relevant regulatory authorities.

2.

Authorization. Assignor authorizes and requests the United States Patent and Trademark Office to record Assignee as the assignee and owner of the Assigned Intellectual Property, and to register or issue any and all Assigned Intellectual Property thereon to Assignee, as assignee of the entire right, title, and interest in, to, and under the same, for the sole use and enjoyment of Assignee and its successors, assigns, or other legal representatives.

3.	Prosecution and Maintenance of Assigned Intellectual Property.

3.1 EarlyCDT-Lung Trademarks. Following the Closing Date, Assignee will control the prosecution and maintenance of the EarlyCDT-Lung Trademarks, including being responsible for all fees and costs associated therewith. For purposes of this section, the terms “prosecution” and “maintenance” (including variations such as “prosecute” and “maintain”) shall mean, with respect to a trademark or trademark application, the preparing, filing, prosecution, and maintenance of such trademark or trademark application, as well as renewals, petitions to cancel, oppositions, or other similar proceedings. Assignee agrees to make reasonable and good faith efforts to keep Assignor generally apprised of the status of prosecution and maintenance activities for the

EarlyCDT-Lung Trademarks. Assignee further agrees that the EarlyCDT-Lung Trademarks will not interfere with any of Assignor’s existing marks or applications for registration, or any future marks or applications for registration, that are related or similar to the EarlyCDT® mark owned by Assignor. For the further avoidance of doubt, Assignee agrees that it has no rights in, and that it will not pursue registration, cancellation, opposition, or use of, any marks using “early” and “CDT” other than the EarlyCDT-Lung Trademarks, without the express written consent of Assignor.

3.2 Tumour Markers Patent. Following the Closing Date, Assignee will control the prosecution and maintenance of the Tumour Markers Patent, including being responsible for all fees and costs associated therewith. For purposes of this Section 3.2 and Section 3.3, the terms “prosecution” and “maintenance” (including variations such as “prosecute” and “maintain”) shall mean, with respect to a patent or patent application, the preparing, filing, prosecution, and maintenance of such patent or patent application, including filing continuations, continuations-in-part, and/or divisionals, as well as re-examinations, reissues, requests for patent term extensions, interferences, post-grant proceedings, or other similar proceedings. Assignee agrees to make reasonable and good faith efforts to keep Assignor generally apprised of the status of prosecution and maintenance activities for the Tumour Markers Patent.

3.3 Lung Patent Application. Following the Closing Date, Assignee will control the prosecution and maintenance of the Lung Patent Application, including being responsible for all fees and costs associated therewith. Assignee agrees to make reasonable and good faith efforts to keep Assignor generally apprised of the status of prosecution and maintenance activities for the Lung Patent Application. Assignor and Assignee hereby agree that the subject matter of the claims to be pursued in the Lung Patent Application and any continuation, continuations-in-part, and/or divisional application filed by Assignee claiming priority thereto will be directed to methods of calibrating a human serum control for use in an immunoassay for detecting an autoantibody that exhibits selective reactivity with a GBU4-5 antigen.

4.

License Grant-Back. Assignee hereby grants to Assignor a fully paid-up, royalty-free, perpetual, exclusive (including as to Assignee) license with the right to grant sublicenses (through multiple tiers and to Affiliates and third parties), in, to, and under the Assigned Intellectual Property to exploit the Assigned Intellectual Property in any and all fields except the Excluded Field (“Excluded Field” defined herein as use of the Test for the risk stratification of Indeterminate Pulmonary Nodules in patients in the United States, and, solely in the event that Assignee exercises its option to the Screening Indication (as defined in the PCA) pursuant to the PCA, Excluded Field shall also include use of the Test in the United States to screen patients in an identified at risk group for the presence of lung cancer). For the avoidance of doubt, Assignee shall not have the right to exploit the Assigned Intellectual Property for any purpose in any field other than the Excluded Field. For the sake of clarity, the license granted herein provides Assignor sufficient rights to engage in the Continued Operations.

5.	Termination and Reversion.

5.1 Termination. This Agreement shall automatically and immediately terminate upon:

a. termination or expiration of the PCA;

b. either Party (i) becoming generally unable to pay its debts as they become due, (ii) filing or having filed against it, a petition for voluntary or involuntary bankruptcy or otherwise becoming subject, voluntarily or involuntarily, to any proceeding under any domestic or foreign bankruptcy or insolvency Law (and such petition or proceeding not being dismissed within [***] days of the commencement of such petition or proceeding), (iii) seeking reorganization, arrangement, adjustment, winding-up, liquidation or dissolution (except for any group reorganization or solvent reconstruction), (iv) making or seeking to make a general assignment for the benefit of its creditors, or (v) applying for or having a receiver, trustee, custodian or similar agent appointed by order of any court of competent jurisdiction to take charge of or sell any material portion of its property or business;

c. material breach of the PCA by Assignee, which breach is not cured within [***] days of notification of the breach (or cannot be cured); and

d. written notice from a Party in the event that the other Party materially breaches (i) this Agreement or (ii) that certain Intellectual Property License Agreement by and between Assignor and Assignee, dated the date hereof and fails to cure such breach within [***] days after the receipt of a notice of such breach.

5.2 Reversion Upon Termination. Upon termination of this Agreement:

a. all rights and obligations granted, assigned, conveyed, or transferred under this Agreement will automatically and immediately terminate;

b. all rights granted to Assignee in, to, and under the Assigned Intellectual Property will automatically and immediately revert back to Assignor; and

c. the PCA shall automatically and immediately terminate.

Upon termination of this Agreement, Assignee agrees to, and irrevocably does, assign, transfer, convey, deliver, and set over to Assignor, and its successors, assigns, and other legal representatives, all of Assignee’s right, title, and interest in, to, and under the Assigned Intellectual Property. Upon termination of this Agreement, Assignee agrees to assist Assignor in the preparation and execution of all documents necessary to perfect ownership transfer of the Assigned Intellectual Property from Assignee to Assignor, including execution of the Confirmatory Intellectual Property Assignment attached as Appendix 5.

5.3 Power of Attorney. Upon termination of this Agreement, Assignee hereby appoints Assignor as its attorney-in-fact, with full power and authority in the place and stead of Assignee and in the name of Assignee, or otherwise, to take any action and to execute any instrument consistent with the terms of this Agreement that Assignor may deem necessary or advisable to accomplish the purposes hereof (but Assignor will not be obligated to and will have no liability to Assignee or any third party for failure to so do or take action). Assignor will use commercially reasonable efforts to provide notice to Assignee prior to taking any action taken in the preceding sentence, provided that failure to deliver such notice shall not limit Assignor’s right to take such action or the validity of any such action. The foregoing grant of authority is a power of attorney coupled with an interest.

6.

Assignment. The rights and obligations of the Parties hereunder shall insure to the benefit of, and shall be binding upon, their respective permitted successors and assigns. This Agreement may not be assigned by Assignor or Assignee without the prior written consent of the other Party. Assignee shall not assign, sublicense or otherwise transfer (by operation of law or otherwise) any of its rights or obligations under this Agreement to any third party, including any of the Assigned Intellectual Property, in whole or in part, without the prior written content of Assignor, which consent is in the absolute discretion of Assignor. Notwithstanding anything to the contrary, Assignee shall have the right to assign this Agreement without Assignor’s prior written consent (a) to an Affiliate, provided that Licensee shall remain liable and responsible to Assignor for the performance and observance of all such duties and obligations by such Affiliate, or (b) in connection with the transfer or sale of Licensee or all or substantially all of the business or assets of Assignee relating to the subject matter of this Agreement to a Third Party, whether by merger, sale of stock, sale of assets or otherwise. For the avoidance of doubt, any permitted assignment or transfer (by operation of law or otherwise) shall not relieve the assignee or successor from the obligations and restrictions with respect to any additional proposed assignment or transfer in this Section 6.

7.

WAIVER OF JURY TRIAL. THE PARTIES TO THIS AGREEMENT IRREVOCABLY WAIVE THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY OF ANY CAUSE OF ACTION, CLAIM, COUNTERCLAIM OR CROSS-COMPLAINT IN ANY ACTION OR OTHER PROCEEDING BROUGHT BY ANY PARTY TO THIS AGREEMENT AGAINST ANY OTHER PARTY OR PARTIES TO THIS AGREEMENT WITH RESPECT TO ANY MATTER ARISING OUT OF, OR IN ANY WAY CONNECTED WITH OR RELATED TO THIS AGREEMENT OR ANY PORTION OF THIS AGREEMENT, WHETHER BASED UPON CONTRACTUAL, STATUTORY, TORTUOUS OR OTHER THEORIES OF LIABILITY. EACH PARTY REPRESENTS THAT IT HAS CONSULTED WITH COUNSEL REGARDING THE MEANING AND EFFECT OF THE FOREGOING WAIVER OF ITS RIGHT TO A JURY TRIAL

8.

Dispute Resolution and Notice. With respect to the assignment of the Assigned Intellectual Property, this Agreement is governed by and subject in all respects to the APA, and in the event that the terms of this Agreement conflict with the terms of the APA, the APA will govern; with respect to all other matters contemplated hereby (including the reversion contemplated by Section 5.2), in the event that the terms of this Agreement conflict with the terms of the APA, this Agreement will govern. Any claim, controversy, or other matter in question arising from this Agreement will be resolved pursuant to the dispute resolution provisions set forth in Section 11 of the PCA, except any claim, controversy or other matter in question relating to the scope, validity, enforceability, inventorship or ownership of any patent shall be submitted to any court of competent jurisdiction. In the event a party recovers damages in respect of a claim under an agreement between the parties hereto related to the transactions completed hereby, (i) no other party will be entitled to recover with respect to the same claim and (ii) such party which recovers damages shall be barred from recovery with respect to the same claim under any other agreement between the parties hereto related to the transactions contemplated hereby. All notices between Assignor and Assignee will be governed by the provisions set forth in Section 13.6 of the APA.

9.

Governing Law. This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of Delaware (without giving effect to principles of conflicts of laws). Both parties consent to the non-exclusive personal jurisdiction of all U.S. federal and Delaware state courts sitting within the territory of the U.S. District Court, District of Delaware, for resolving any disputes arising out of or in connection with this Agreement.

10.

Waiver. Any agreement on the part of any Party to any waiver will be valid only if set forth in a written instrument signed on behalf of such Party. The failure of any Party to assert any of its rights hereunder will not constitute a waiver of such rights.

11.

Specific Performance. Except as otherwise expressly provided herein, any and all remedies provided herein will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or conferred by Law or equity, upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy. The Parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the Parties do not perform their respective obligations under the provisions of this Agreement in accordance with their specific terms or otherwise breach such provisions. It is accordingly agreed that the Parties will be entitled to an injunction or injunctions, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at Law or in equity. Each of the Parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief when expressly available pursuant to the terms of this Agreement, and hereby waives (a) any defenses in any action for an injunction, specific performance or other equitable relief, including the defense that the other parties have an adequate remedy at Law or an award of specific performance is not an appropriate remedy for any reason at Law or equity, and (b) any requirement under Law to post a bond, undertaking or other security as a prerequisite to obtaining equitable relief.

12.

Counterparts. This Agreement may be executed in multiple original, PDF or facsimile counterparts, each of which will be deemed an original, and all of which taken together will be considered one and the same agreement. In the event that any signature to this Agreement or any agreement or certificate delivered pursuant hereto, or any amendment thereof, is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature will create a valid and binding obligation of the Party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof. No Party will raise the use of a facsimile machine or e-mail delivery of a “.pdf” format data file to deliver any such signature page or the fact that such signature was transmitted or communicated through the use of a facsimile machine or e-mail delivery of a “.pdf” format data file as a defense to the formation or enforceability of a contract and each Party forever waives any such defense.

IN WITNESS WHEREOF, each of the parties has executed and delivered this Intellectual Property Assignment Agreement as of the Closing Date.

ASSIGNOR:

Oncimmune Limited

By:	/s/ Adam M. Hill
Name: Adam M. Hill
Title: CEO

ASSIGNEE:

Biodesix, Inc.

By:	/s/ Robin Harper Cowie
Name: Robin Harper Cowie
Title: CFO

Appendix 4

CONFIRMATORY INTELLECTUAL PROPERTY ASSIGNMENT

This Confirmatory Intellectual Property Assignment, dated October 31, 2019, is made by and between Oncimmune Limited, a private limited company incorporated under the laws of England and Wales (“ASSIGNOR”), and Biodesix, Inc., a Delaware corporation (“ASSIGNEE”).

WHEREAS, ASSIGNOR and ASSIGNEE are parties to that certain Intellectual Property Assignment Agreement, dated as of October 31, 2019 (the “Agreement”);

WHEREAS, ASSIGNOR and ASSIGNEE hereby memorialize the transfer of ASSIGNOR’s right, title, and interest in, to, and under: (i) United States Trademark Application No. [***]; (ii) United States Trademark Application No. [***]; (iii) United States Patent No. [***]; and (iv) United States Patent Application No. [***] (collectively, the “Assigned Intellectual Property”), to ASSIGNEE;

NOW THEREFORE, in consideration of the mutual promises and covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, ASSIGNOR and ASSIGNEE hereby agree:

Pursuant to the Agreement, ASSIGNOR and ASSIGNEE hereby agree, confirm, and memorialize that ASSIGNOR has sold, assigned, transferred, and set over unto ASSIGNEE, its successors, legal representatives, and assigns, ASSIGNOR’s right, title, and interest in, to, and under the Assigned Intellectual Property, including any and all goodwill associated therewith and any United States patent or United States trademark that may be registered upon or issue directly from the Assigned Intellectual Property.

ASSIGNOR hereby authorizes and requests the United States Patent and Trademark Office Commissioners for Patents and Trademarks, respectively, whose duties are to issue patents and trademarks, respectively, on applications as aforesaid, to issue the same to the said ASSIGNEE, its successors, legal representatives, and assigns, in accordance with the terms of this Confirmatory Intellectual Property Assignment. ASSIGNOR hereby authorizes the ASSIGNEE to record ownership of the patent and trademark rights in accordance with the terms of this Confirmatory Intellectual Property Assignment in the United States.

IN TESTIMONY WHEREOF, each of the parties hereunto sets its hand on the under mentioned day and year, and hereby agrees to and accepts this Confirmatory Intellectual Property Assignment.

Oncimmune Limited
Assignor

Date:	By:
Name:
Title:

Biodesix, Inc.
Assignee

Date:	By:
Name:
Title:

Appendix 5

CONFIRMATORY INTELLECTUAL PROPERTY ASSIGNMENT

This Confirmatory Intellectual Property Assignment, dated             , 20    , is made by and between Biodesix, Inc., a Delaware corporation (“ASSIGNOR”), and Oncimmune Limited, a private limited company incorporated under the laws of England and Wales (“ASSIGNEE”).

WHEREAS, ASSIGNOR and ASSIGNEE are parties to that certain Intellectual Property Assignment Agreement, dated as of October 31, 2019 (the “Assignment Agreement”);

WHEREAS, ASSIGNOR and ASSIGNEE are parties to that certain Confirmatory Intellectual Property Assignment Agreement, dated as of October 31, 2019 (the “Confirmatory Agreement”);

WHEREAS, pursuant to the Assignment Agreement and the Confirmatory Agreement, ASSIGNEE sold, assigned, transferred, and set over unto ASSIGNOR, its successors, legal representatives, and assigns, ASSIGNEE’S right, title, and interest in, to, and under the Assigned Intellectual Property (defined herein).

WHEREAS, pursuant to the Assignment Agreement, ASSIGNOR has now granted back to ASSIGNEE all of ASSIGNOR’S right, title, and interest in, to, and under the Assigned Intellectual Property;

WHEREAS, ASSIGNOR and ASSIGNEE hereby memorialize the grant-back and transfer of ASSIGNOR’s right, title, and interest in, to, and under: (i) United States Trademark Application No. [***]; (ii) United States Trademark Application No. [***]; (iii) United States Patent [***]; (iv) United States Patent Application No. [***] (collectively, the “Assigned Intellectual Property”), to ASSIGNEE;

NOW THEREFORE, in consideration of the mutual promises and covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, ASSIGNOR and ASSIGNEE hereby agree:

Pursuant to the Agreement, ASSIGNOR and ASSIGNEE hereby agree, confirm, and memorialize that ASSIGNOR has granted-back, sold, assigned, transferred, and set over unto ASSIGNEE, its successors, legal representatives, and assigns, ASSIGNOR’s right, title, and interest in, to, and under the Assigned Intellectual Property, including any and all goodwill associated therewith and any United States patent or United States trademark that may be registered upon or issue directly from the Assigned Intellectual Property.

ASSIGNOR hereby authorizes and requests the United States Patent and Trademark Office Commissioners for Patents and Trademarks, respectively, whose duties are to issue patents and trademarks, respectively, on applications as aforesaid, to issue the same to the said ASSIGNEE, its successors, legal representatives, and assigns, in accordance with the terms of this Confirmatory Intellectual Property Assignment. ASSIGNOR hereby authorizes the ASSIGNEE to record ownership of the patent and trademark rights in accordance with the terms of this Confirmatory Intellectual Property Assignment in the United States.

IN TESTIMONY WHEREOF, each of the parties hereunto sets its hand on the under mentioned day and year, and hereby agrees to and accepts this Confirmatory Intellectual Property Assignment.

Biodesix, Inc.
Assignor

Date:	By:
Name:
Title:

Oncimmune Limited
Assignee

Date:	By:
Name:
Title: